UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2012

GENESIS BIOPHARMA, INC
(EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

NEVADA	000-53172	75-3254381
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION)

11500 Olympic Boulevard, Suite 400, Los Angeles CA 90064
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (866) 963-2220

N/A
(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

    Between May and September 2012, Genesis Biopharma, Inc. (the “Company”) issued $1,481,250 of its Secured Promissory Notes (the “Notes”) to 13 purchasers.  The May and June 2012 Notes, totaling $1.1 million, originally matured on June 30, 2012.  The maturity date of these Notes was subsequently extended to September 30, 2012.  Effective September 30, 2012, the Company entered into a second Maturity Date Extension with the holders of all of the Notes.  Pursuant to the Maturity Date Extension, the maturity date of all of the Notes has been extended to December 31, 2012.  Except for the change of the maturity date as described above, all of the terms and conditions of the Notes remain in full force and effect.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is included as part of this report.

10.1	Form of Maturity Date Extension

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS BIOPHARMA, INC.

Date: October 4, 2012	By:	/s/ Anthony Cataldo
Anthony Cataldo
Chief Executive Officer